Exhibit 10.1

Execution Version

THIRD OMNIBUS AMENDMENT

THIS THIRD OMNIBUS AMENDMENT (this “Amendment”) is entered into as of January 25, 2013, by and among:

(i) GMF LEASING WAREHOUSE TRUST, a Delaware statutory trust (the “Issuer”);

(ii) AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (“AmeriCredit”);

(iii) ACAR LEASING LTD., a Delaware statutory trust (the “Titling Trust”);

(iv) GMF LEASING LLC, a Delaware limited liability company (the “Depositor”);

(v) APGO TRUST, a Delaware statutory trust (the “Settlor”);

(vi) DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche Bank”), as an Administrative Agent (under the “Note Purchase Agreement” (as defined below)) and as Agent for the DB Purchaser Group;

(vii) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as an Administrative Agent (under the Note Purchase Agreement) and as Agent for the JPM Purchaser Group; and

(viii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent (under the “Exchange Note Supplement” (as defined below)), Collateral Agent, Indenture Trustee and 2011-A Exchange Noteholder.

Capitalized terms used herein and not defined herein shall have the meanings given to such terms in Appendix 1 to the Exchange Note Supplement or, if not defined therein, such terms shall have the meanings given to them in the Note Purchase Agreement.

PRELIMINARY STATEMENTS

A. The Titling Trust, as Borrower, AmeriCredit, as Lender and Servicer, and Wells Fargo, as Administrative Agent and Collateral Agent, are party to that certain 2011-A Exchange Note Supplement to the Credit and Security Agreement, dated as of January 31, 2011 (as amended, the “Exchange Note Supplement”).

B. The Issuer, Deutsche Bank, as an Indenture Administrator, JPMorgan, as an Indenture Administrator, AmeriCredit, as Servicer, and Wells Fargo, as Indenture Trustee, are party to that certain Indenture, dated as of January 31, 2011 (as amended, the “Indenture”).

C. The Issuer, AmeriCredit, as Servicer, the Depositor, as Seller, the financial institutions party thereto, as Purchasers, the Agents party thereto, Deutsche Bank, as an Administrative Agent, JPMorgan, as an Administrative Agent, and Wells Fargo, as Indenture Trustee, are party to that certain note purchase agreement, dated as of January 31, 2011 (as amended, the “Note Purchase Agreement”).

D. The Titling Trust, AmeriCredit, as Servicer, the Settlor and Wells Fargo, as Backup Servicer, Collateral Agent and Indenture Trustee, are party to that certain 2011-A Servicing Supplement, dated as of January 31, 2011 (as amended, the “Servicing Supplement” and together with the Exchange Note Supplement, the Indenture and the Note Purchase Agreement, the “Agreements”).

Each of the parties hereto desires to amend each of the Agreements to which it is a party on the terms and conditions set forth herein.

SECTION 1. Amendments to the Exchange Note Supplement. The Exchange Note Supplement is hereby amended as follows:

1.01 Section 5.1(d) therein is amended and restated in its entirety as follows:

(d) to the 2011-A Exchange Noteholder, the amount, if any by which the amounts that it is obligated to pay pursuant to Sections 8.03(a)(i) through (vii) of the Indenture on such Payment Date (including, without limitation, for any Payment Date that occurs on or after the occurrence of the Purchase Termination Date for each Purchaser Group, all remaining amounts available until the Note Principal Balance has been reduced to zero) exceed the amounts received by it pursuant to clauses (b) and (c), above, on such Payment Date; and

SECTION 2. Amendments to Appendix 1 to the Exchange Note Supplement. Appendix 1 to the Exchange Note Supplement is hereby amended as follows:

2.01 The definition of “Commitment Termination Date” therein is amended and restated in its entirety as follows:

“Commitment Termination Date” means, with respect to a Committed Purchaser, May 25, 2014, as such date may be extended by such Committed Purchaser from time to time in accordance with Section 2.2(c) of the Note Purchase Agreement.

2.02 The definition of “Eligible Collateral Balance (Near-Prime)” therein is amended and restated in its entirety as follows:

“Eligible Collateral Balance (Near-Prime)” means, on any date of determination, the difference between (i) the sum of the Securitization Values of all Eligible Collateral Assets for which the related 2011-A Lease Agreement is a Near-Prime Lease Agreement minus (ii) the excess, if any, of (A) the sum of the Securitization Values of all Eligible Collateral Assets for which the related 2011-A Lease Agreement is a Near-Prime Lease Agreement over (B) an amount equal to (x) the Eligible Collateral Balance (Prime) as of such date of determination divided by (y) 65% and multiplied by (z) 35%. For all purposes in this definition, Securitization Values shall be calculated giving effect to any Allocation or Reallocation since the last day of the immediately preceding Collection Period.

2.03 The definition of “Eligible Collateral Balance (Sub-Prime)” therein is amended and restated in its entirety as follows:

“Eligible Collateral Balance (Sub-Prime)” means, on any date of determination, the positive difference, if any, between (i) the sum of the Securitization Values of all Eligible Collateral Assets for which the related 2011-A Lease Agreement is a Sub-Prime Lease Agreement minus (ii) the excess, if any, of (A) the sum of the Securitization Values of all Eligible Collateral Assets for which the related 2011-A Lease Agreement is a Sub-Prime Lease Agreement over (B) an amount equal to (x) the sum of the Eligible Collateral Balance (Prime) and the sum of the Securitization Values of all Eligible Collateral Assets for which the related 2011-A Lease Agreement is a Near-Prime Lease Agreement, in each case as of such date divided by (y) 87.5% and multiplied by (z) 12.5% minus (iii) the excess, if any, of (A) assuming that Sub-Prime Lease Agreements having an aggregate Securitization Value equal to the amount calculated pursuant to clause (ii) were excluded from the 2011-A Designated Pool as of such date of determination, the aggregate Securitization Value of the remaining Eligible Collateral Assets relating to Sub-Prime Lease Agreements or Near-Prime Lease Agreements as of such date of determination over (B) an amount equal to (x) the Eligible Collateral Balance (Prime) as of such date divided by (y) 65% and multiplied by (z) 35%. For all purposes in this definition, Securitization Values shall be calculated giving effect to any Allocation or Reallocation since the last day of the immediately preceding Collection Period.

2.04 The definition of “Excess GM Employee Concentration Amount” therein is amended and restated in its entirety as follows:

“Excess GM Employee Concentration Amount” means, as of any date of determination, an amount equal to the excess, if any, of (a) the aggregate Securitization Value of the Eligible Collateral Assets relating to Lessees who were employees of General Motors Company (at origination) as of the close of business on the last day of the immediately preceding Collection Period (giving effect to any Allocation or Reallocation since the last day of such Collection Period) over (b) an amount equal to 15.0% of the Eligible Collateral Balance as of such date (giving effect to any Allocation or Reallocation since the last day of such Collection Period).

2.05 The definition of “Excess Maturity Date Concentration Amount” therein is amended and restated in its entirety as follows:

“Excess Maturity Date Concentration Amount” means, as of any date of determination, an amount equal to the sum of the excesses (calculated for each period of six (6) consecutive calendar months commencing with the six-month period the first calendar month of which is the calendar month in which such date of determination occurs and ending with the six-month period the last calendar month of which includes the latest Maturity Date for any 2011-A Lease Agreement as of such date of determination), if any, of (1) the aggregate Securitization Value of the Eligible Collateral Assets that have Maturity Dates occurring during the related six (6) consecutive calendar months as of the close of business on the last day of the immediately preceding Collection Period (giving effect to any Allocation or Reallocation since the last day of such Collection Period) over (2) an amount equal to 40.0% of the Aggregate Eligible Collateral Securitization Value as of such date (giving effect to any Allocation or Reallocation since the last day of such Collection Period); provided, that if on any date of determination an Excess Maturity Date Concentration Amount exists.

2.06 The definition of “Excess Other State Concentration Amount” therein is amended and restated in its entirety as follows:

“Excess Other State Concentration Amount” means, as of any date of determination, an amount equal to the sum, with respect to each State, other than the State One or State Two, of the excess, if any, of (a) the aggregate Securitization Value of the Eligible Collateral Assets relating to Lessees located in such State as of the close of business on the last day of the immediately preceding Collection Period (giving effect to any Allocation or Reallocation since the last day of such Collection Period) over (b) an amount equal to 25.0% of the Eligible Collateral Balance as of such date (giving effect to any Allocation or Reallocation since the last day of such Collection Period).

2.07 The definition of “Excess State One Concentration Amount” therein is amended and restated in its entirety as follows:

“Excess State One Concentration Amount” means, as of any date of determination, an amount equal to the excess, if any, of (a) the aggregate Securitization Value of the Eligible Collateral Assets relating to Lessees located in State One as of the close of business on the last day of the immediately preceding Collection Period (giving effect to any Allocation or Reallocation since the last day of such Collection Period) over (b) an amount equal to 40.0% of the Eligible Collateral Balance as of such date (giving effect to any Release or Transfer since the last day of such Collection Period).

2.08 The definition of “Excess State Two Concentration Amount” therein is amended and restated in its entirety as follows:

“Excess State Two Concentration Amount” means, as of any date of determination, an amount equal to the excess, if any, of (a) the aggregate Securitization Value of the Eligible Collateral Assets relating to Lessees located in State Two as of the close of business on the last day of the immediately preceding Collection Period (giving effect to any Allocation or Reallocation since the last day of such Collection Period) over (b) an amount equal to 35.0% of the Eligible Collateral Balance as of such date (giving effect to any Allocation or Reallocation since the last day of such Collection Period).

2.09 The definition of “Excess SUV Concentration Amount” therein is amended and restated in its entirety as follows:

“Excess SUV Concentration Amount” means, as of any date of determination, an amount equal to the excess, if any, of (a) the aggregate Securitization Value of the Eligible Collateral Assets relating to Leased Vehicles that are full-size sport utility vehicles as of the close of business on the last day of the immediately preceding Collection Period (giving effect to any Allocation or Reallocation since the last day of such Collection Period) over (b) an amount equal to 30.0% of the Eligible Collateral Balance as of such date (giving effect to any Allocation or Reallocation since the last day of such Collection Period).

2.10 The definition of “Principal Payment Amount” therein is amended and restated in its entirety as follows:

“Principal Payment Amount” means, for (a) any Payment Date prior to the Purchase Termination Date for each Purchaser Group, prior to the occurrence and continuance of an Event of Default, an amount equal to the excess, if any, of (i) the Note Principal Balance on such Payment Date before giving effect to any payments of principal on such Payment Date over (ii) the 2011-A Borrowing Base on such Payment Date, (b) any Payment Date on or after the occurrence of the Purchase Termination Date for each Purchaser Group, the amount available to make payments on such Payment Date pursuant to Section 8.03(a)(iii) of the Indenture (but not to exceed the Note Principal Balance as of such Payment Date) and (c) after any acceleration of the Notes following the occurrence of an Event of Default, the Note Principal Balance before giving effect to any payments of principal on such Payment Date.

2.11 The definition of “Subservicer Event” therein is hereby deleted in its entirety.

2.12 Section (iii) to Exhibit X therein is amended and restated in its entirety as follows:

(iii) All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, the Consumer Credit Protection Act, its implementing regulations and all federal and state consumer protection laws as they relate to lease origination and servicing) in respect of the origination of the 2011-A Lease Agreement, have been complied with in all material respects, and the sale of the related 2011-A Leased Vehicle and the providing of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements;

2.13 Section (ix) to Exhibit X therein is amended and restated in its entirety as follows:

(ix) the related Lessee is a Person other than AmeriCredit, any Affiliate or employee thereof or a Governmental Authority and the Lessee is located in and has a billing address within the United States;

2.14 Section (xi) to Exhibit X therein is amended and restated in its entirety as follows:

(xi) the 2011-A Lease Agreement requires the Lessee thereunder to maintain one or more insurance policies (a) in an amount at least equal to the related 2011-A Leased Vehicle’s maximum insurable value, less the applicable deductible, (b) naming the Titling Trust (which may be accomplished by the use of a properly registered “doing business as” name in the applicable jurisdiction) as loss payee, and (c) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage;

SECTION 3. Amendment to the Indenture. Section 2.11(l) of the Indenture is amended and restated in its entirety as follows:

(l) None of the instruments, certificated securities or tangible chattel paper that constitute or evidence the Indenture Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee or Collateral Agent, as applicable. All Lease Agreements which are tangible chattel paper have been marked with a legend substantially to the following effect (as such legend may be updated from time to time): “All right, title, and interest in the forgoing loan or lease agreement has been assigned to a financial institution as a secured party or in its capacity as agent or collateral agent for secured parties in connection with a credit facility. Alternatively, the foregoing loan or lease agreement may have been assigned and pledged as collateral in connection with the issuance of asset-backed securities by a special purpose subsidiary or trust formed for that purpose. In such case, financing or registration statements will have been filed, setting out interests to which any purported transfer of the foregoing loan or lease agreement will be subject.”

SECTION 4. Amendments to the Note Purchase Agreement. The Note Purchase Agreement is hereby amended as follows:

4.01 The definition of “Commitment Termination Date” in Section 1.1 therein is amended and restated in its entirety as follows:

“Commitment Termination Date” shall mean, with respect to a Committed Purchaser, May 25, 2014, as such date may be extended by such Committed Purchaser from time to time in accordance with subsection 2.2(c) hereof.

4.02 Section 5.1(f) therein is amended and restated in its entirety as follows:

(f) Each of the Servicer, the Seller and the Issuer, as applicable, will, at any time and from time to time during regular business hours, on at least five (5) Business Days’ (or if a Termination Event or event or condition which, with the passage of time or the giving of notice, or both, would become a Termination Event has occurred, one Business Day’s) notice to the Seller, the Servicer and the Issuer, as the case may be, permit an Administrative Agent and each Agent, or its agents or representatives, (i) to examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller, the Servicer or the Issuer, as the case may be, relating to the 2011-A Lease Agreements and the related 2011-A Leased Vehicles, and (ii) to visit the offices and properties of the Seller, the Servicer or the Issuer, as applicable, for the purpose of examining such materials described in clause (i) above. Any information obtained by an Administrative Agent or an Agent pursuant to this subsection 5.1(f) shall be held in confidence by the Administrative Agents or such Agent, as applicable, in accordance with the provisions of Section 6.2 hereof, except that an Administrative Agent or such Agent may disclose such information to any Purchaser which shall hold such information in accordance with the provisions of Section 6.2 hereof. All costs related to any visit and examination of the type contemplated by this Section 5.1(f) will be borne either by the requesting Administrative Agent(s) or Agent(s), as applicable, or, at any time that a Termination Event or any event or condition which, with the passage of time or the giving of notice, or both, would become a Termination Event has occurred and is continuing, by AmeriCredit; provided, that any costs related to any such visit and examination that would otherwise be borne by the requesting Administrative Agent(s) or Agent(s), as applicable, will be borne by AmeriCredit so long as AmeriCredit has not previously borne the cost of any visit, examination, audit or similar activity pursuant to this Section 5.1(f), or Section 2.09(b) or Section 2.09(g) of the Servicing Supplement during the calendar year in which the related visit and examination commences;

4.03 Section 6.3 therein is amended and restated in its entirety as follows:

Covenants of Purchasers. Subject to the provisions of Section 8.1(c) hereof, each Administrative Agent and each Agent and Purchaser, severally and with respect to itself only, covenants and agrees that any Nonpublic Information (as defined herein) obtained by it pursuant to this Agreement shall be held in confidence (it being understood that documents provided to an Administrative Agent or any Agent or Purchaser hereunder may in all cases be distributed to the Administrative Agents or to any Agent or Purchaser) except that an Administrative Agent or such Agent or Purchaser may disclose such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding (whether or not having the force or effect of law) provided that, unless prohibited by a Requirement of Law, such Administrative Agent or such Agent or Purchaser shall provide prompt notice of such order to the affected party, (ii) upon the request or demand of any regulatory authority having or claiming jurisdiction over such Administrative Agent or any Agent or Purchaser or any of its affiliates, (iii) as required by applicable law, (iv) to the extent that such information becomes publicly available other than by reason of improper disclosure by an Administrative Agent or such Agent or Purchaser, (v) to its affiliates, officers, directors, employees, legal counsel, independent auditors, accountants, advisors, investors, potential investors, any nationally recognized statistical rating organization (within the meaning of the Exchange Act) (an “NRSRO”) either (A) in compliance with Rule 17g-5 under the Exchange Act (or any similar rule or regulation in any relevant jurisdiction) or (B) in connection with the rating or reaffirmation of the rating of the Commercial Paper Notes of a CP Conduit; provided, that if any NRSRO requests any information with respect to the Issuer, the Notes or the transactions contemplated by the Basic Documents that is beyond the scope of what is customarily provided by an Administrative Agent, an Agent or a Purchaser to an NRSRO in connection with the rating or reaffirmation of the rating of the Commercial Paper Notes of a CP Conduit, an Administrative Agent, an Agent or a Purchaser will, subject to the requirements of applicable law, regulation or legal process, provide AmeriCredit with two (2) Business Days advance notice of the disclosure of such information and will cooperate with AmeriCredit in limiting the extent or effect of such disclosure, commercial paper dealers, providers of surety, guaranty, credit or liquidity enhancement (including the directors, officers and accountants of such surety, guaranty, credit or liquidity enhancement provider), legal counsel of any of the foregoing and other experts or agents who need to know such information and are informed of the confidential nature of such information (provided that the Persons permitted to make such disclosures under clauses (i), (ii) and (iii) of this Section 6.2 shall also include credit or liquidity enhancers of a Purchaser), (vi) for purposes of establishing a “due diligence” defense, (vii) which was available to an Administrative Agent or such Agent or Purchaser on a nonconfidential basis from a source other than the affected party, provided that such source was not to the knowledge of such Administrative Agent or such Agent or Purchaser bound by a confidentiality agreement with the affected party, (viii) has been independently acquired or developed by an Administrative Agent or such Agent or Purchaser without violating any of such Administrative Agent’s or such Agent or Purchaser’s obligations under this Agreement, (ix) if such disclosure has been approved in writing in advance by AmeriCredit (x) regarding the existence of this Agreement, but not the financial terms thereof, or (xi) at any time following the date three years after the date of this Agreement. No disclosure pursuant to subsection (xi) shall be made if the confidential information consists of non-public personal information, which shall include all Personally Identifiable Financial Information (as defined herein) in any list, description or other grouping of consumers/customers, and publicly available information pertaining to them, that is derived using any Personally Identifiable Financial Information that is not publicly available, and shall further include all Non-Public Personally Identifiable Information as defined by federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time. “Personally Identifiable Financial Information” means any information a consumer provides to a party in order to obtain a financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about consumer resulting from any transaction involving a financial product or service between a party and a consumer. Personally Identifiable Financial Information may include, without limitation, a consumer’s first and last name, physical address, zip code, e-mail address, phone number, Social Security number, birth date, account number and any information that identifies, or when tied to the above information may identify, a consumer. “Nonpublic Information” means all confidential and/or proprietary oral, written, electronic or documentary information regarding General Motors Financial Company, Inc. or any of its Affiliates or the business of any such entity that is disclosed either in connection with any party’s execution and delivery of this Agreement or during the term of this Agreement, and that is either furnished or made available by General Motors Financial Company, Inc. or any of its Affiliates to an Administrative Agent or any Agent or a Purchaser pursuant to this Agreement, including, but not limited to, marketing philosophy, techniques, and objectives; advertising and promotional copy; competitive advantages and disadvantages; financial results; technological developments; loan evaluation programs; customer lists; account information, profiles and demographics; credit scoring criteria, formulas and programs; research and development efforts; any investor, financial, commercial, technical or scientific information (including, but not limited to, patents, copyrights, trademarks, service marks, trade names and dress, and applications relating to same, trade secrets, software, code, inventions, know-how and similar information); any projections or forecasts regarding any of the foregoing; and any and all other business information. An Administrative Agent and each Agent and Purchaser acknowledge that monetary damages standing alone might not be adequate to compensate General Motors Financial Company, Inc. and its Affiliates in the event of an unauthorized disclosure, misappropriation or misuse of the Nonpublic Information by an Administrative Agent or each Agent or Purchaser. Accordingly, an Administrative Agent and each Agent and Purchaser acknowledge that any such breach or threatened breach of the terms of this Agreement might cause irreparable harm to General Motors Financial Company, Inc. and its Affiliates and that, in addition to any other remedies that may be available at law, in equity or otherwise, General Motors Financial Company, Inc. and its Affiliates shall be entitled to seek injunctive relief against the breach of this Agreement or the continuation of any breach.

4.04 Section 9.5 therein is amended and restated in its entirety as follows:

Replacement of Purchaser Groups.

(a) Notwithstanding anything to the contrary contained herein or in any other Related Document, at any time that there are at least three (3) Committed Purchasers hereunder, in the event that any Purchaser or Agent fails to give its consent to any amendment, modification or termination of, or waiver under, any Related Document (each, an “Action”), by the date specified by the Issuer or AmeriCredit on behalf of the Issuer, for which (A) Agents, Noteholders and Committed Purchasers representing at least half of the requisite percentage of the Agents, Noteholders and Committed Purchasers necessary for such Action to be approved have consented to such Action, and (B) the requisite percentage of the Agents, Noteholders and Committed Purchasers necessary for such Action to be approved have not consented to such Action (or provided written notice that they intend to consent) (each, a “Non-Consenting Party”), then the Issuer or AmeriCredit on behalf of the Issuer shall be permitted, upon not less than ten (10) days’ prior written notice to the Administrative Agent, such Non-Consenting Party and its related Agent, to (x)(1) elect to terminate the Commitment, if any, of such Non-Consenting Party on the date specified in such termination notice, and (2) prepay on the date of such termination the Aggregate Note Balance of the Note held by or on behalf of such Non-Consenting Party’s Purchaser Group and all accrued and unpaid interest thereon and all other accrued and unpaid fees, expenses and other amounts payable to such Non-Consenting Party and the Agents and Purchasers in its related Purchaser Group under the Related Documents, or (y) elect to cause the Committed Purchasers in such Non-Consenting Party’s Purchaser Group to assign (and such Committed Purchasers shall assign) its Commitment to a replacement committed purchaser (a “Replacement Committed Purchaser”) and terminate each other Purchaser and Agent in such Purchaser Group.

(b) The Issuer (or AmeriCredit on its behalf) shall not be permitted to make an election described in the foregoing clause (a) unless (i) no Default or Event of Default shall have occurred and be continuing at the time of such election (unless such Default or Event of Default would no longer be continuing after giving effect to such election), (ii) in respect of an election described in subclause (y) of the foregoing clause (a) only, on or prior to the effectiveness of the applicable assignment, the Non-Consenting Party or its related Agent shall have received payment by or on behalf of the related Replacement Committed Purchaser of the Aggregate Note Balance of the Note held by or on behalf of such Non-Consenting Party’s Purchaser Group and all accrued and unpaid interest thereon and all other accrued and unpaid fees and expenses of such Non-Consenting Party and the Agents and Purchasers in its related Purchaser Group, and (iii) the Replacement Committed Purchaser shall have consented to the applicable Action. Each Non-Consenting Party to be terminated under this Section 9.5 hereby agrees to take, and to cause its related Purchaser Group to take, all actions reasonably necessary or as an Administrative Agent may reasonably request, at the expense of the Issuer, to permit a Replacement Committed Purchaser (and the other Purchasers and Agent for such Replacement Committed Purchaser’s Purchaser Group) to succeed to its rights and obligations hereunder.

SECTION 5. Amendments to the Servicing Supplement. The Servicing Supplement is hereby amended as follows:

5.01 Section 2.05(b) therein is amended and restated in its entirety as follows:

(b) Upon discovery by the Trustee, the Servicer, the Owner Trustee, the Indenture Trustee, an Indenture Administrative Agent or the Depositor that any representation or warranty contained in an Officer’s Certificate delivered to the Depositor and the Indenture Trustee pursuant to Section 2.11 was incorrect in respect of any 2011-A Lease Agreement or the related 2011-A Leased Vehicle as of the applicable Cutoff Date in a manner that materially adversely affects the interest of the Issuer or the Noteholders in such 2011-A Lease Agreement or such 2011-A Leased Vehicle, the entity discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer. On or before the Payment Date following the Collection Period in which the Servicer discovers or is notified of such incorrectness, the Servicer shall cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the applicable Cutoff Date. If the Servicer does not cure such circumstance or condition by such Deposit Date, the Servicer shall cause the reallocation of the affected 2011-A Lease Agreement and the related 2011-A Leased Vehicle to the Lending Facility Pool by depositing to the 2011-A Exchange Note Collection Account on such Deposit Date an amount equal to the Reallocation Payment with respect to such 2011-A Lease Agreement and the related 2011-A Leased Vehicle. The Trustee will (i) notify the Servicer, AmeriCredit and the Depositor, as soon as practicable and in any event within five Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Trustee for the reallocation of any 2011-A Lease Agreement and the related 2011-A Leased Vehicle pursuant to this clause (b), (ii) promptly upon request by the Servicer, AmeriCredit or the Depositor, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (iii) if requested by the Servicer, AmeriCredit or the Depositor, provide a written certification no later than fifteen days following any calendar quarter or calendar year that the Trustee has not received any reallocation demands for such period, or if reallocation demands have been received during such period, that the Trustee has provided all the information reasonably requested under clause (ii) above with respect to such demands. In no event will the Trustee or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

5.02 Section 2.09(b) therein is amended and restated in its entirety as follows:

(b) The Servicer shall cause the Independent Accountants to deliver to the Depositor, the Indenture Trustee, the Issuer Titling Trust and the Indenture Administrative Agents (i) on or before the one hundred and eightieth (180th) day following the 2011-A Closing Date and (ii) in each successive calendar year, beginning in 2012, by the anniversary of such date, with respect to the prior calendar year (or such other period in the case of the first such report), a report on the application of agreed upon procedures (such procedures to be substantially similar to those set forth in the letter attached as Exhibit B), which will include testing of and application of such procedures to the applicable Subservicer, if any. All costs related to the preparation and delivery of reports in accordance with this Section 2.9(b) will be borne jointly by the Indenture Administrative Agents, or, if a Termination Event or any event or condition which, with the passage of time or the giving of notice, or both, would become a Termination Event has occurred and is continuing at the time that such report is delivered, by AmeriCredit; provided, that, any costs related to the preparation and delivery of any such report that would otherwise be borne by the Indenture Administrative Agents will be borne by AmeriCredit so long as AmeriCredit has not previously borne the cost of any visit, examination, audit or similar activity pursuant to this Section 2.09(b), Section 2.09(g) hereof, or Section 5.1(f) of the Note Purchase Agreement during the calendar year in which the related report is delivered.

5.03 Section 2.09(g) therein is amended and restated in its entirety as follows:

(g) Once during each calendar year (commencing in 2011), at such times during normal business hours as are reasonably convenient to the Issuer or the Servicer, as the case may be, upon reasonable request of the Indenture Administrative Agents (on behalf of the Purchasers) and providing at least thirty (30) days prior written notice to the Issuer or the Servicer, as the case may be, the Issuer or the Servicer, as the case may be, shall permit a firm of nationally recognized independent certified public accountants (the “Audit Firm”) to conduct, on behalf of the Indenture Administrative Agents, the Agents and the Purchasers, audits or to visit and inspect any of the properties of the Issuer or the Servicer where Records are located, as the case may be, to examine the Records, internal controls and procedures maintained by the Issuer or the Servicer, as the case may be, and take copies and extracts therefrom, to discuss the Issuer’s or the Servicer’s, as the case may be, affairs with its officers and employees (which employees, except after the occurrence and during the continuation of a Servicer Default or an Event of Default, shall be designated by the Issuer or the Servicer, as the case may be) and to perform certain agreed upon procedures agreed upon by the Servicer and the Indenture Administrative Agents. All costs related to audits, visits and inspections made in accordance with this Section 2.9(g) will be borne jointly by the Indenture Administrative Agents, or, if a Termination Event or any event or condition which, with the passage of time or the giving of notice, or both, would become a Termination Event has occurred and is continuing at the time that such audit, visit or inspection is made, by AmeriCredit; provided, that, any costs related to any such audit, visit or inspection that would otherwise be borne by the Indenture Administrative Agents will be borne by AmeriCredit so long as AmeriCredit has not previously borne the cost of any visit, examination, audit or similar activity pursuant to this Section 2.09(g), Section 2.09(b) hereof, or Section 5.1(f) of the Note Purchase Agreement during the calendar year in which the audit, visit or inspection occurs; provided, further, that, after the occurrence and during the continuation of an Event of Default, (x) the Audit Firm (acting at the direction of the Indenture Administrative Agents) shall be permitted to conduct an unlimited number of audits, visits or inspections during a calendar year pursuant to this Section, (y) the Indenture Administrative Agents shall only be required to provide five (5) days prior written notice to the Issuer or the Servicer of any audit, visit or inspection pursuant to this Section and (z) all audits, visits or inspections by the Audit Firm pursuant to this Section shall be at the sole cost and expense of the Servicer (other than as explicitly set forth in this Section). The Issuer or the Servicer, as the case may be, hereby authorizes such officers and employees to discuss with the Audit Firm the affairs of the Issuer or the Servicer, as the case may be. Reasonable fees, costs and expenses incurred by or on behalf of the Purchasers in connection with the foregoing actions by the Audit Firm and that are due to be paid for by the Servicer in accordance with this Section, shall be reimbursed by the Servicer to the Indenture Administrative Agents promptly upon receipt of a written invoice therefor. Any audit provided for herein shall be conducted in accordance with Issuer’s or the Servicer’s, as the case may be, rules respecting safety and security on its premises and without materially disrupting operations. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting the disclosure of information regarding the Lessees, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

5.04 Section 2.14(a) therein is amended and restated in its entirety as follows:

(a) Until the date on which all Obligations are paid in full, the Servicer shall not, without the prior written consent of the Required Noteholders, (i) appoint any Subservicer other than Fiserv with respect to the 2011-A Designated Pool, (ii) terminate the Fiserv Servicing Agreement with respect to the 2011-A Designated Pool or (iii) make any amendments to the Fiserv Servicing Agreement that would materially affect Fiserv’s obligations with respect to the 2011-A Designated Pool. Notwithstanding the foregoing, no termination in whole or in part or amendment of the Fiserv Servicing Agreement with respect to the 2011-A Designated Pool shall require the prior written consent of the Required Noteholders if the Servicer assumes the related duties formerly subject to the Fiserv Servicing Agreement, provided, that the Servicer will provide prompt written notice to the Indenture Administrative Agents, the Indenture Trustee and the Backup Servicer of such assumption of duties. The Servicer shall enforce the Fiserv Servicing Agreement for so long as such agreement is in effect.

SECTION 6. Noteholder and Committed Purchaser Consents. (i) Deutsche Bank AG and JPMorgan, together as Holders of 100% of the Note Principal Balance of the Outstanding Notes, hereby consent to this Amendment and pursuant to Section 7.1(a) of the Exchange Note Supplement, hereby direct the Indenture Trustee, as 2011-A Exchange Noteholder, to enter into and execute this Amendment and (ii) Deutsche Bank Trust Company Americas and JPMorgan, together as Committed Purchasers holding 100% of the Total Commitment, hereby consent to this Amendment pursuant to Sections 2.2(c) and 9.1(a) of the Note Purchase Agreement.

SECTION 7. Effective Date. The parties to this Amendment, by executing and delivering this Amendment, intend to amend the Exchange Note Supplement, Appendix 1 to the Exchange Note Supplement, the Indenture, the Note Purchase Agreement and the Servicing Supplement, on the terms and conditions set forth in this Amendment, as of the date hereof.

SECTION 8. Covenants, Representation and Warranties of the Issuer, the Depositor, the Titling Trust, AmeriCredit and the Settlor.

8.01 Upon the effectiveness of this Amendment, each of the Issuer, the Depositor, the Titling Trust, AmeriCredit and the Settlor hereby (i) reaffirms all covenants, representations and warranties made by it in the Agreements to which it is a party to the extent the same are not amended hereby and (ii) agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

8.02 Each of the Issuer, the Depositor, the Titling Trust, AmeriCredit and the Settlor hereby represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 9. Ratification. Each Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

SECTION 10. Reference to and Effect on the Agreements.

10.01 Upon the effectiveness of this Amendment, (i) each reference in an Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to such Agreement as amended hereby, and (ii) each reference to an Agreement in any document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to such Agreement as amended hereby.

10.02 Except as specifically amended above, the terms and conditions of each Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

10.03 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Agents under any of the Agreements or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

SECTION 13. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 14. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as (i) owner trustee of the Titling Trust, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement, (ii) owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Issuer Trust Agreement, and (iii) owner trustee of the Settlor, in the exercise of the powers and authority conferred and vested in it under the trust agreement of the Settlor, (b) each of the representations, undertakings and agreements herein made on the part of the Titling Trust, the Settlor and the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Titling Trust, the Settlor or the Issuer, as applicable, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Titling Trust, the Settlor or the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust, the Settlor or the Issuer under this Amendment or the other related documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GMF LEASING WAREHOUSE TRUST, as Issuer

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC., as Lender and as Servicer

By:
Name:
Title:

ACAR LEASING LTD., as Titling Trust and as Borrower

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Titling Trust

By:
Name:
Title:

GMF LEASING LLC, as Seller

By:
Name:
Title:

[Signature Page to Third Omnibus Amendment to GMF 2011 Warehouse]

APGO TRUST, as Settlor

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Settlor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (under the Exchange Note Supplement), Collateral Agent, Indenture Trustee, Backup Servicer and 2011-A Exchange Noteholder

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Administrative Agent (under the Note Purchase Agreement) and as Agent for the DB Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as an Administrative Agent (under the Note Purchase Agreement) and as Agent for the JPM Purchaser Group

By:
Name:
Title:

[Signature Page to Third Omnibus Amendment to GMF 2011 Warehouse]

ACKNOWLEDGED AND AGREED TO:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Committed Purchaser

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser

By:
Name:
Title:

CHARIOT FUNDING LLC, successor by merger to Falcon Asset Securitization LLC, as Conduit Purchaser

By: JPMorgan Chase Bank, N.A., as its Attorney-in-Fact

By:
Name:
Title:

[Signature Page to Third Omnibus Amendment to GMF 2011 Warehouse]